Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 5, 2021 and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, “Shapeways” refers to Shapeways, Inc. prior to the Closing, the “Company” refers to Shapeways Holdings, Inc. (f/k/a Galileo Acquisition Corp..) after the Closing, and “Galileo” refers to Galileo Acquisition Corp. prior to the Closing.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of Galileo and Shapeways adjusted to give effect to the Business Combination and related transactions.

Galileo was a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or entities.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of Galileo and the historical balance sheet of Shapeways on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Galileo and Shapeways for such periods on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Galileo was derived from the unaudited financial statements of Galileo as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. The historical financial information of Shapeways was derived from the unaudited financial statements of Shapeways as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. This information should be read together with Galileo and Shapeways’ audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Galileo,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Shapeways” contained in the Proxy Statement.

Accounting for the Business Combination

The Business Combination has been accounted for as a reverse recapitalization, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, Galileo has been treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination has been treated as the equivalent of Shapeways issuing stock for the net assets of Galileo, accompanied by a recapitalization. The net assets of Galileo will be stated at historical cost, with no goodwill or other intangible assets recorded. There has been no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Domestication.

Shapeways has been treated as the accounting acquirer based on evaluation of the following facts and circumstances with regard to the Company as of the Closing:

•	The Company Board consists of six directors: (i) three directors designated by Shapeways, two of which are independent directors in accordance with NYSE rules, (ii) two directors designated by Galileo, both of which are independent directors in accordance with the NYSE rules and (iii) one additional independent director mutually agreed upon by Shapeways and Galileo;

•	The executive officers of Shapeways are the initial executive officers of the Company;

•	The assets of Shapeways represent a significant majority of the assets of the Company (excluding cash formerly held in the Trust Account); and

•	The business of the Company will be the continued business of Shapeways. The business of the Company will continue to focus on Shapeways’ core offerings related to the facilitation of the sale, design and manufacturing of 3D printed items.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020. Galileo and Shapeways did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The Business Combination and Related Transactions

On April 28, 2021, Galileo entered into an Agreement and Plan of Merger and Reorganization, by and among Galileo, Merger Sub, Sponsor, Seller Representative, and Shapeways. The Business Combination was completed on September 29, 2021, whereby Merger Sub merged with and into Shapeways, with Shapeways surviving as a wholly-owned subsidiary of the Company.

At the closing of the Business Combination, the total consideration received by Shapeways security holders from Galileo was an aggregate value equal to $406,000,000 (the “Merger Consideration”), as paid, in the case of certain Shapeways stockholders, solely in new shares of Common Stock and, in the case of other Shapeways security holders, in new shares of Common Stock and/or securities convertible into or exercisable for new shares of Common Stock. As described in the Proxy Statement, the Merger Consideration delivered to Shapeways stockholders has been allocated pro rata after giving effect to the required conversion of all of the outstanding shares of Shapeways preferred stock into shares of Shapeways common stock immediately prior to the Closing. Based on the number of shares of Shapeways outstanding immediately prior to the Closing on a fully-diluted basis, Shapeways Stockholders received 35,104,836 shares of Common Stock.

As of the Closing, shares of Common Stock representing 10% of the Merger Consideration (3,510,405 shares of Common Stock)(the “Stockholder Merger Consideration”) are subject to vesting and forfeiture conditions (the “Earnout Terms”) based upon the VWAP trading price of Common Stock reaching targets of $14.00 and $16.00, respectively (with 50% released at each target) for a period of 30 consecutive trading days during the three-year period after the Closing, with the portion of such shares that would otherwise be deliverable to Shapeways Stockholders at the Closing being withheld and deposited into escrow pursuant to the Escrow Agreement. A pro rata portion of the Stockholder Merger Consideration earnout has also been allocated to Shapeways options and warrants that, as of the Closing, have been exchanged for options and warrants (as applicable) exercisable for shares of Common Stock (as described below).

Shapeways options issued pursuant to Shapeways’ 2010 Stock Plan that were not exercised prior to the Closing have been assumed by Galileo and converted, subject to certain adjustments that are described in the Merger Agreement, into options exercisable for shares of Common Stock and, in the case of in-the-money Shapeways options held by individuals remaining in continuous service to the Company through the closing, a right to receive an award of restricted stock units (RSUs) denominated in shares of Common Stock that are subject to the Earnout Terms and to service-based vesting and forfeiture restrictions. As a result of the Closing, outstanding Shapeways Convertible Notes were converted into shares of Shapeways Preferred Stock at the election of the holders thereof, which were then converted into shares of Shapeways Common Stock prior to the Closing.

The Earnout Shares subject to the Earnout Terms were recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.

Concurrently with the execution of the Merger Agreement, Galileo entered into Subscription Agreements with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Galileo agreed to issue and sell to such investors an aggregate of 7,500,000 shares of Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $75,000,000 (the “PIPE Investment”). At the Closing, the Company consummated the PIPE Investment.

Prior to the Closing Date, Galileo’s public stockholders holding 11,018,352 ordinary shares elected to redeem such shares.

The unaudited pro forma condensed combined financial information reflects Galileo stockholders’ approval of the Business Combination on September 28, 2021, as well as the redemption of 11,018,352 ordinary shares held by Galileo’s public stockholders prior to the Closing Date.

The following summarizes the pro forma ownership of the Company immediately after the Business Combination:

	Number of Shares	Percentage of Outstanding Shares
Shapeways stockholders (1)	31,594,431	70.6%
Galileo's public stockholders	2,781,648	6.2%
Founder and Representative Shares (2)	2,910,000	6.5%
PIPE investors	7,500,000	16.7%
Pro forma ownership at June 30, 2021	44,786,079	100.0%

(1) Excludes 3,510,405 shares of Common Stock subject to the Earnout Terms as the earnout contingency has not yet been met. Such shares have been deposited into escrow in accordance with the terms of the Escrow Agreement and are subject to reduction or forfeiture during the Escrow Period in accordance with the terms of the Merger Agreement. The Shapeways Stockholders in whose names the Earnout Shares were issued at Closing maintain voting rights related to such shares unless forfeited.

(2) Excludes 4,110,000 Private Warrants, of which 3,562,000 and 548,000 are held by the Sponsor and EarlyBirdCapital and its designees, respectively, and 500,000 Sponsor Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands, except share and per share amounts)

	Galileo (Historical)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$241	$6,250	$139,189	A	$94,158
			75,000	B
			(15,388)	C
			(111,134)	K
Accounts receivable	—	1,016	—		1,016
Inventory	—	516	—		516
Promissory note due from related party	—	151	—		151
Prepaid expenses and other current assets	65	4,317	—		4,382
Total current assets	306	12,250	87,667		100,223
Cash and marketable securities held in Trust Account	139,189	—	(139,189)	A	—
Property and equipment, net	—	813	—		813
Right-of-use assets, net	—	1,123	—		1,123
Goodwill	—	1,835	—		1,835
Security deposits	—	175	—		175
Total assets	$139,495	$16,196	$(51,522)		$104,169

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,413	$6,466	$1,164	C	$8,231
			(812)	D
Current portion of long-term debt	—	6,906	(5,000)	D	1,906
Convertible promissory note - related party	1,350	—	(850)	E	—
			(500)	F
Warrant liability	12,330	—	275	F	12,605
Operating lease liabilities, current	—	621	—		621
Deferred revenue	—	626	—		626
Total current liabilities	15,093	14,619	(5,723)		23,989
Operating lease liabilities, net of current portion	—	670	—		670
Long-term debt, net of current portion	—	722	—		722
Total liabilities	15,093	16,011	(5,723)		25,381

Ordinary Shares subject to possible redemption	138,000	—	(138,000)	G	—

Stockholders' equity (deficit)
Preference shares / preferred stock	—	2	(2)	H	—
Ordinary shares / common stock	1	2	1	B	5
			1	G
			(2)	H
			4	H
			(1)	I
			(1)	K
Additional paid-in capital	—	113,469	74,999	B	194,131
			(13,642)	C
			5,812	D
			225	F
			137,999	G
			4	H
			(4)	H
			1	I
			(13,599)	J
			(111,133)	K
Accumulated deficit	(13,599)	(112,994)	(2,910)	C	(115,054)
			850	E
			13,599	J
Accumulated other comprehensive loss	—	(294)	—		(294)
Total stockholders' equity (deficit)	(13,598)	185	92,201		78,788
Total liabilities, temporary equity and stockholders' equity (deficit)	$139,495	$16,196	$(51,522)		$104,169

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	Galileo (Historical)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$17,638	$—		$17,638
Cost of revenue	—	9,216	—		9,216
Gross profit	—	8,422	—		8,422
Operating expenses
Selling, general and administrative	1,587	6,147	—		7,734
Research and development	—	2,426	—		2,426
Amortization and depreciation	—	67	—		67
Total operating expenses	1,587	8,640	—		10,227

Loss from operations	(1,587)	(218)	—		(1,805)

Other income (expense):
Other income	—	1	—		1
Interest earned on marketable securities held in Trust Account	30	—	(30)	AA	—
Interest expense	—	(281)	—		(281)
Change in fair value of promissory note	(850)	—	850	CC	—
Change in fair value of warrant liability	(8,877)	—	—		(8,877)
Debt forgiveness	—	2,000	—		2,000
Total other income (expense), net	(9,697)	1,720	820		(7,157)

Income (loss) before income tax benefit	(11,284)	1,502	820		(8,962)
Income tax benefit	—	(71)	—		(71)
Net income (loss)	$(11,284)	$1,573	$820		$(8,891)

Net income (loss) per share (Note 4):
Weighted average shares outstanding of redeemable ordinary / common shares	13,800,000
Basic and diluted net income per ordinary / common share, redeemable	$0.00
Weighted average shares outstanding of non-redeemable ordinary / common shares - basic	3,600,000	21,655,829			44,786,079
Basic net income (loss) per ordinary / common share, non-redeemable	$(3.14)	$0.07			$(0.20)
Weighted average shares outstanding of non-redeemable ordinary / common shares - diluted		44,898,589
Diluted net income per ordinary / common share, non-redeemable		$0.04

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Galileo (Historical as Restated)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$31,775	$—		$31,775
Cost of revenue	—	17,903	—		17,903
Gross profit	—	13,872	—		13,872
Operating expenses
Selling, general and administrative	796	10,752	2,910	BB	14,458
Research and development	—	5,592	—		5,592
Amortization and depreciation	—	149	—		149
Total operating expenses	796	16,493	2,910		20,199

Loss from operations	(796)	(2,621)	(2,910)		(6,327)

Other income (expense):
Interest earned on marketable securities held in Trust Account	744	—	(744)	AA	—
Interest expense	—	(582)	—		(582)
Change in fair value of warrant liability	(1,480)	—	—		(1,480)
Other income, net	—	6	—		6
Total other income (expense), net	(736)	(576)	(744)		(2,056)

Loss before income tax benefit	(1,532)	(3,197)	(3,654)		(8,383)

Income tax benefit	—	(29)	—		(29)

Net loss	$(1,532)	$(3,168)	$(3,654)		$(8,354)

Net loss per share (Note 4):
Weighted average shares outstanding of redeemable ordinary / common shares	13,800,000
Basic and diluted net income per ordinary / common share, redeemable	$0.05
Weighted average shares outstanding of non-redeemable ordinary / common shares	3,600,000	25,403,048			44,786,079
Basic and diluted net loss per ordinary / common share, non-redeemable	$(0.63)	$(0.12)			$(0.19)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Galileo has been treated as the “accounting acquiree” and Shapeways as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Shapeways issuing shares for the net assets of Galileo, followed by a recapitalization. The net assets of Shapeways will be stated at historical cost. Operations prior to the Business Combination will be those of Shapeways.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Shapeways as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Galileo and Shapeways included in the Form 8-K, and other financial information included elsewhere.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred as of the beginning of the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

A.	Reflects the reclassification of marketable securities held in the Trust Account to cash and cash equivalents.

B.	Represents cash proceeds of $75.0 million from the private placement of 7,500,000 shares of Common Stock at $10.00 per share pursuant to the concurrent PIPE Investment.

C.	Represents estimated non-recurring transaction costs of $16.6 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. As of June 30, 2021, $1.2 million was accrued on the balance sheet of Shapeways. Equity issuance costs of $13.6 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed below.

D.	Represents the conversion of the outstanding principal and related accrued interest of the Shapeways Convertible Notes into shares of Shapeways Series Class E Preferred Stock, par value $0.0001 per share, in contemplation of the Business Combination. Class E Preferred Stock is a component of Shapeways equity interests converted into shares of Common Stock pursuant to the Merger Agreement.

E.	Represents the elimination of the change in fair value of the Sponsor Note which as adjusted through accumulated deficit as the change was included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021.

F.	Represents the conversion of the Sponsor Note, at the option of the Sponsor, into 500,000 Sponsor Warrants, with terms equivalent to Galileo’s outstanding Private Warrants, for a purchase price of $1.00 per Sponsor Warrant. As of June 30, 2021, these 500,000 Sponsor Warrants would have an estimated fair value of $0.55 per warrant. The difference in aggregate fair value of the Sponsor Warrants compared to the carrying value of the Sponsor Note, after consideration of adjustment E, was recognized as an increase in additional paid-in capital due to the related party nature of the Sponsor.

G.	Reflects the reclassification of Galileo’s Ordinary Shares subject to possible redemption into permanent equity.

H.	Represents recapitalization of Shapeways’ outstanding equity and the issuance of Common Stock to Shapeways shareholders as consideration for the reverse recapitalization.

I.	Represents the forfeiture of 690,000 shares held by the Sponsor pursuant to the Sponsor Forfeiture Letter.

J.	Reflects the reclassification of Galileo’s historical accumulated deficit.

K.	Reflects the redemption of 11,018,352 shares held by Galileo public stockholders for $111,134,016 allocated to common stock and additional paid-in capital using par value $0.0001 per share at a redemption price of approximately $10.09 per share.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

AA.	Reflects elimination of investment income on the Trust Account.

BB. Reflects the accrual of transaction costs incurred subsequent to June 30, 2021. These costs are in addition to transaction costs incurred by Galileo and Shapeways previously recognized in the respective historical statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020. Additional transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

CC. Represents the elimination of the loss recognized related to the change in fair value of the Sponsor Note as a result of the conversion of the Sponsor Note, at the option of the Sponsor, into 500,000 Sponsor Warrants.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(8,891)	$(8,354)
Weighted average shares outstanding of common stock	44,786,079	44,786,079
Net loss per share - basic and diluted	$(0.20)	$(0.19)
Excluded securities: (1)
Shapeways Options	4,600,411	4,600,411
Transaction Bonus RSUs	410,000	410,000
Common Stock subject to the Earnout Terms	3,510,405	3,468,392
Earnout RSUs	493,489	493,489
Public Warrants	13,800,000	13,800,000
Private Warrants (2)	4,610,000	4,610,000

(1) The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

(2) Includes 500,000 Sponsor Warrants issued upon conversion of the Sponsor Note.